Exhibit 99.2
LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2015

	Legacy	Pro Forma Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets:
Cash	$3,661	$(424,815)	(a)	$3,846
		425,000	(b)
Accounts receivable, net:
Oil and natural gas	41,235	—		41,235
Joint interest owners	12,424	—		12,424
Other	254	—		254
Fair value of derivatives	63,951	—		63,951
Prepaid expenses and other current assets	5,708	—		5,708
Total current assets	127,233	185		127,418
Oil and natural gas properties using the successful efforts method, at cost:
Proved properties	2,976,550	452,166	(a)	3,428,716
Unproved properties	48,322	—		48,322
Accumulated depletion, depreciation, amortization and impairment	(1,626,689)	—		(1,626,689)
	1,398,183	452,166		1,850,349
Other property and equipment, net	3,269	—		3,269
Operating rights, net	2,286	—		2,286
Fair value of derivatives	18,605	—		18,605
Other assets, net	24,179	—		24,179
Investment in equity method investee	624	—		624
Total assets	$1,574,379	$452,351		$2,026,730
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$1,416	$—		$1,416
Accrued oil and natural gas liabilities	54,667	—		54,667
Fair value of derivatives	985	—		985
Asset retirement obligation	3,028	—		3,028
Other	9,757	—		9,757
Total current liabilities	69,853	—		69,853
Long-term debt	966,111	425,000	(b)	1,391,111
Asset retirement obligation	241,611	27,351	(a)	268,962
Fair value of derivatives	—	—		—
Other long-term liabilities	1,294	—		1,294
Total liabilities	1,278,869	452,351		1,731,220
Partners’ equity:
Series A Preferred equity	55,192	—		55,192
Series B Preferred equity	174,261	—		174,261
Incentive distribution equity	30,814	—		30,814
Limited partners’ equity	35,261	—		35,261
General partner’s equity	(18)	—		(18)
Total partners’ equity	295,510	—		295,510
Total liabilities and partners’ equity	$1,574,379	$452,351		$2,026,730
See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015

	Legacy Historical	Anadarko Acquisitions Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$109,409	$151	$—		$109,560
Natural gas liquids (NGL) sales	9,921	—	—		9,921
Natural gas sales	50,010	35,904	—		85,914
Total revenues	169,340	36,055	—		205,395
Expenses:
Oil and natural gas production	94,440	12,793	—		107,233
Production and other taxes	8,204	1,023	—		9,227
General and administrative	19,259	—	—		19,259
Depletion, depreciation, amortization and accretion	77,265	—	9,778	(a)	87,043
Impairment of long-lived assets	209,402	—	—		209,402
Loss on disposal of assets	1,007	—	—		1,007
Total expenses	409,577	13,816	9,778		433,171
Operating income (loss)	(240,237)	22,239	(9,778)		(227,776)
Other income (expense):
Interest income	382	—	—		382
Interest expense	(35,552)	—	(5,185)	(b)	(40,737)
Equity in income of equity method investee	103	—	—		103
Net gains on commodity derivatives	6,983	—	—		6,983
Other	702	—	—		702
Income (loss) before income taxes	(267,619)	22,239	(14,963)		(260,343)
Income tax benefit	291	—	—		291
Net income (loss)	$(267,328)	$22,239	$(14,963)		$(260,052)
Distributions to Preferred unitholders	$(9,500)				(9,500)
Net loss attributable to unitholders	$(276,828)				$(269,552)
Loss per unit — basic and diluted	$(4.02)				$(3.91)
Weighted average number of units used in
computing net loss per unit —
Basic	68,909		—		68,909
Diluted	68,909		—		68,909

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014

	Legacy Historical	Anadarko Acquisitions Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$396,774	$542	$—		$397,316
Natural gas liquids (NGL) sales	27,483	1	—		27,484
Natural gas sales	108,042	117,612	—		225,654
Total revenues	532,299	118,155	—		650,454
Expenses:
Oil and natural gas production	198,801	31,917	—		230,718
Production and other taxes	31,534	6,374	—		37,908
General and administrative	38,980	—	—		38,980
Depletion, depreciation, amortization and accretion	173,686	—	23,033	(a)	196,719
Impairment of long-lived assets	448,714	—	—		448,714
Gain on disposal of assets	(2,479)	—	—		(2,479)
Total expenses	889,236	38,291	23,033		950,560
Operating income (loss)	(356,937)	79,864	(23,033)		(300,106)
Other income (expense):
Interest income	873	—	—		873
Interest expense	(67,218)	—	(10,370)	(b)	(77,588)
Equity in income of equity method investee	428	—	—		428
Net gains on commodity derivatives	138,092	—	—		138,092
Other	258	—	—		258
Income (loss) before income taxes	(284,504)	79,864	(33,403)		(238,043)
Income tax benefit	859	—	—		859
Net income (loss)	$(283,645)	$79,864	$(33,403)		$(237,184)
Distributions to Preferred unitholders	$(11,694)				(11,694)
Net loss attributable to unitholders	$(295,339)				$(248,878)
Loss per unit — basic and diluted	$(4.92)				$(4.14)
Weighted average number of units used in
computing net loss per unit —
Basic	60,053		—		60,053
Diluted	60,053		—		60,053

See accompanying notes to unaudited pro forma combined financial statements.

1.Basis of Presentation:

The financial statements included in this report present a pro forma combined balance sheet and pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by Legacy Reserves LP ("Legacy").

The unaudited pro forma combined balance sheet as of June 30, 2015 included in this report gives effect to Legacy's July 31, 2015 acquisition of 100% of the issued and outstanding limited liability company membership interests in Dew Gathering LLC, a Texas limited liability company, which owns directly and indirectly natural gas gathering and processing assets natural gas gathering and processing assets (the "WGR Acquisition") acquired from WGR Operating LP ("WGR"), as well as certain oil and natural gas properties and exploration and production assets (the "Anadarko E&P Acquisition," and together with the WGR Acquisition, the "Anadarko Acquisitions") acquired from Anadarko E&P Onshore LLC ("Anadarko") assuming the acquisitions occurred on June 30, 2015.

The unaudited pro forma combined balance sheet as of June 30, 2015 is derived from the historical consolidated financial statements of Legacy and the purchase price allocation of the Anadarko Acquisitions.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 give effect to the Anadarko Acquisitions assuming the acquisitions occurred on January 1, 2014. They are derived from the historical consolidated financial statements of Legacy, the combined historical statements of revenues and direct operating expenses of the Anadarko Acquisitions and combined pro forma adjustments based on assumptions Legacy has deemed appropriate.

The related pro forma combined adjustments are described below. In the opinion of Legacy's management, all adjustments have been made that are necessary to present the pro forma combined financial statements in accordance with the Securities and Exchange Commision's (the "SEC") Regulation S-X.

The unaudited pro forma combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the Anadarko Acquisitions had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014 and elsewhere in Legacy's reports and filings with the SEC. The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Reports on Form 10-K for the year ended December 31, 2014 and on our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and March 31, 2015.

The pro forma combined statements should also be read in conjunction with the historical financial statements and the notes thereto of the acquired business reflected therein as filed herewith by Legacy with the SEC.

2.Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

a.To record the Anadarko Acquisitions and related incremental depreciation, depletion and amortization, using the units of production method, and accretion of associated asset retirement obligation.

On July 31, 2015, Legacy closed the Anadarko Acquisitions for a net purchase price of $424.8 million. The allocation of purchase price to the fair value of the acquired assets and liabilities assumed was as follows:

Proved oil and natural gas properties including related equipment	$452,166
Total assets	452,166
Future oil and gas property abandonment costs	(27,351)
Fair value of net assets acquired	$424,815

b.To record the draw of $425 million in aggregate principal amount on Legacy's credit facility to fund the Acquisitions and the associated interest expense.

3.Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves as of December 31, 2013 and 2014, giving effect to the Anadarko Acquisitions. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (MBbls)
	Legacy Historical	Anadarko Acquisitions	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2013	57,030	4	57,034
Purchases of minerals-in-place	7,506	—	7,506
Sales of minerals-in-place	(176)	—	(176)
Extensions and discoveries	—	—	—
Revisions from drilling and recompletions	888	—	888
Revisions of previous estimates due to price	(3,110)	15	(3,095)
Revisions of previous estimates due to performance	(429)	—	(429)
Production	(4,784)	(6)	(4,790)
Balance, December 31, 2014	56,925	13	56,938
Proved Developed Reserves:
December 31, 2013	48,775	4	48,779
December 31, 2014	47,203	13	47,216
Proved Undeveloped Reserves:
December 31, 2013	8,255	—	8,255
December 31, 2014	9,722	—	9,722

	Gas (MMcf)
	Legacy Historical	Anadarko Acquisitions	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2013	159,020	467,322	626,342
Purchases of minerals-in-place	289,523	—	289,523
Sales of minerals-in-place	(808)	—	(808)
Extensions and discoveries	—	—	—
Revisions from drilling and recompletions	2,594	—	2,594
Revisions of previous estimates due to price	(969)	51,741	50,772
Revisions of previous estimates due to performance	(5,449)	—	(5,449)
Production	(25,936)	(27,416)	(53,352)
Balance, December 31, 2014	417,975	491,647	909,622
Proved Developed Reserves:
December 31, 2013	139,789	467,322	607,111
December 31, 2014	402,802	491,647	894,449
Proved Undeveloped Reserves:
December 31, 2013	19,231	—	19,231
December 31, 2014	15,173	—	15,173

	NGL (MBbls)
	Legacy Historical	Anadarko Acquisitions	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2013	4,075	—	4,075
Purchases of minerals-in-place	8,480	—	8,480
Sales of minerals-in-place	—	—	—
Extensions and discoveries	—	—	—
Revisions from drilling and recompletions	33	—	33
Revisions of previous estimates due to price	371	—	371
Revisions of previous estimates due to performance	149	—	149
Production	(735)	—	(735)
Balance, December 31, 2014	12,373	—	12,373
Proved Developed Reserves:
December 31, 2013	3,870	—	3,870
December 31, 2014	12,073	—	12,073
Proved Undeveloped Reserves:
December 31, 2013	205	—	205
December 31, 2014	300	—	300

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2014. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2014 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of Legacy's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2014 as well as to the combined historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from Anadarko for a discussion of the assumptions used in preparing the information presented.

	December 31, 2014
	Legacy Historical	Anadarko Acquisitions	Pro Forma Total
	(In thousands)
Future production revenues	$7,243,050	$1,996,871	$9,239,921
Future costs:
Production	(3,457,818)	(772,201)	(4,230,019)
Development	(473,954)	—	(473,954)
Future net cash flows before income taxes	3,311,278	1,224,670	4,535,948
10% annual discount for estimated timing of cash flows	(1,556,664)	(717,930)	(2,274,594)
Standardized measure of discounted net cash flows	$1,754,614	$506,740	$2,261,354

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year ended December 31, 2014
	Legacy Historical	Anadarko Acquisitions	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(301,964)	$(79,865)	$(381,829)
Net change in sales prices, net of production costs	(213,617)	173,905	(39,712)
Changes in estimated future development costs	64,273	—	64,273
Extensions and discoveries, net of future production
and development costs	—	—	—
Revisions of previous estimates due to infill drilling,
recompletions and stimulations	39,228	—	39,228
Revisions of previous quantity estimates due to performance	(39,227)	—	(39,227)
Previously estimated development costs incurred	51,085	—	51,085
Purchases of minerals-in place	472,057	—	472,057
Sales of minerals-in-place	(2,932)	—	(2,932)
Other	(26,758)	—	(26,758)
Accretion of discount	155,489	3,268	158,757
Net increase	197,634	97,308	294,942
Standardized measure of discounted future net cash flows:
Beginning of year	1,556,980	409,432	1,966,412
End of year	$1,754,614	$506,740	$2,261,354